                                  EXHIBIT 99.2

     NON-STATUTORY STOCK OPTION AGREEMENT BETWEEN REGISTRANT AND MR. GOODALL

                            RUBIO'S RESTAURANTS, INC.

                      NON-STATUTORY STOCK OPTION AGREEMENT



                                    RECITALS

               A. The Corporation has entered into a Consulting Agreement with Jack Goodall ("Optionee") effective as of October 25, 2001 (the "Consulting Agreement"), pursuant to which Optionee is to render valuable services to the Corporation.

               B. This Agreement is executed pursuant to the Consulting Agreement in connection with the Corporation's grant of an option to Optionee.

               C. All capitalized terms not otherwise defined in this Agreement shall have the meaning assigned to them in the attached Appendix.

               NOW THEREFORE, it is hereby agreed as follows:

               1. PRINCIPAL TERMS.

                  (a) Optionee: Jack Goodall

                  (b) Number of Option Shares: 50,000 shares

                  (c) Exercise Price: $3.05 per share

                  (d) Grant Date: 25,000 shares on October 25, 2001 (pursuant to the 1999 Stock Incentive Plan) 25,000 shares on October 25, 2001 (outside of the 1999 Stock Incentive Plan)

                  (e) Expiration Date: October 24, 2011

               2. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in Paragraph 1(b) above, subject to the grant dates specified in 1(d) above. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 3 below at the Exercise Price.

               3. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 6 or 7.

               4. LIMITED TRANSFERABILITY.

                  (a) This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding such option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 6, be exercised following Optionee's death.

                  (b) This option may, in connection with the Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

               5. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified below:

                  (a) This option shall be immediately exercisable for 25,000 option shares granted on October 25, 2001 that were granted pursuant to the 1999 Stock Incentive Plan.

                  (b) This option shall become exercisable for the remaining 25,000 Option Shares granted outside of the 1999 Stock Incentive Plan on the six
(6)-month anniversary of the Grant Date; provided that if the Consulting Agreement has been terminated, by either the Corporation or Optionee, for any reason or no reason, this option shall not be exercisable for such remaining shares.

As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 6 or 7.

               7. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                  (b) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. However, if Optionee has designated one or more beneficiaries of this option, then those persons shall have the exclusive right to exercise this option following Optionee's death. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration Date.

                  (c) Should Optionee cease Service by reason of Permanent Disability while holding this option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                  (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisab1e.

                  (e) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

               7. SPECIAL ACCELERATION OF OPTION.

                  (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. No such acceleration of this option shall occur, however, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in Section 4 above.

                  (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                  (d) This Agreement shall not in way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               8. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

               9. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

              10. MANNER OF EXERCISING OPTION.

                  (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                      (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                      (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                           (A) cash or check made payable to the Corporation;

                           (B) promissory note payable to the Corporation, but
              only to the extent authorized by the Board or a committee thereof in accordance with Paragraph 14;

                           (C) shares of Common Stock held by Optionee (or any
              other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                           (D) through a special sale and remittance procedure
              pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                       (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                       (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                   (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                   (c) In no event may this option be exercised for any fractional shares.

               11. COMPLIANCE WITH LAWS AND REGULATIONS.

                   (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                   (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

               12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 4 and 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee' s estate and any beneficiaries of this option designated by Optionee.

               13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

               14. FINANCING. The Board or a committee thereof may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Board or a committee thereof in its sole discretion.

               15. INVESTMENT REPRESENTATIONS. Optionee, by acceptance of this option, represents and warrants to the Corporation as follows:

                   (a) Optionee is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

                   (b) Optionee is acquiring this option and the Option Shares for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof. Optionee understands that the option and the Option Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                   (c) Optionee acknowledges and understands that this option and the Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Corporation is under no obligation to register this option or the Option Shares. The Purchaser understands that the certificate evidencing the Shares nay be imprinted with a legend which prohibits the transfer of the Option Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Corporation.

               16. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

               17. NOT AN INCENTIVE STOCK OPTION. For the avoidance of doubt, this option shall not be an option which satisfies the requirements of Code
Section 422.

               18. NO RELATIONSHIP TO PLAN. For the avoidance of doubt, this option shall not be an option granted under the Corporation's 1999 Stock Incentive Plan.



Consultant:                               The Company:


                                          RUBIO'S RESTAURANTS, INC.,
                                          a Delaware corporation


Signature:/s/ Jack Goodall                By: /s/ Ralph Rubio
Name:     JACK GOODALL                    Name: RALPH RUBIO
                                          Title: CEO


Address:  P.O. Box 8814                   Address:  1902 Wright Place, Suite 300
          SF, CA 92067                              Carlsbad, CA  92008

                                    EXHIBIT I

                               NOTICE OF EXERCISE

               I hereby notify Rubio's Restaurants, Inc. (the "Corporation") that I elect to purchase_____ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $3.05 per share (the "Exercise Price") pursuant to that certain Non-Statutory Stock Option (the "Option") granted to me in connection with my Consulting Agreement with the Corporation, dated October 25, 2001.

               Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

_____________________________, _________
Date

                                      __________________________________________
                                      Optionee

                                      Address: _________________________________

                                      __________________________________________

Print name in exact manner it is to
appear on the stock certificate:      __________________________________________

Address to which certificate is to
be sent, if different from address
above:                                __________________________________________

                                      __________________________________________

Social Security Number:               __________________________________________

                                    APPENDIX

               The following definitions shall be in effect under the Agreement:

        A. AGREEMENT shall mean this Non-Statutory Stock Option Agreement.

        B. BOARD shall mean the Corporation's Board of Directors.

        C. CODE shall mean the Internal Revenue Code of 1986, as amended.

        D. COMMON STOCK shall mean shares of the Corporation's common stock.

        E. CONSULTING AGREEMENT shall mean the consulting agreement between the Optionee and the Corporation described in Recital A of the Agreement.

        F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

           (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        G. CORPORATION shall mean Rubio's Restaurants, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Rubio's Restaurants, Inc. which shall by appropriate action adopt the Plan.

        H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

        J. EXERCISE PRICE shall mean the exercise price per Option Share as specified in Paragraph 2 of the Agreement.

        K. EXPIRATION DATE shall mean the date on which the option expires as specified in the in Paragraph 2 of the Agreement.

        L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

           (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists, or

           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board or a committee thereof to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        M. GRANT DATE shall mean the date of grant of the option as specified in Paragraph 2 of the Agreement.

        N. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

        O. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.

        P. OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in Paragraph 2 of the Agreement.

        Q. OPTIONEE shall mean the individual specified in Paragraph 2 of the Agreement.

        R. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        S. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

        T. SERVICE shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) pursuant to the Consulting Agreement.

        U. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

        V. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.